EXHIBIT 99
Restaurant Brands International Inc Reports First Quarter 2019 Results
BURGER KING® and POPEYES® deliver strong system-wide sales growth and continue expanding global restaurant footprint
TIM HORTONS® continues to deliver on Winning Together Plan, launches loyalty program with strong engagement

Toronto, Ontario – April 29, 2019 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the first quarter ended March 31, 2019.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "At BURGER KING® and POPEYES®, we saw strong system-wide sales growth driven by net restaurant growth, reflecting the strength of our brands and business model around the world. Underlying fundamentals at TIM HORTONS® remain strong and we are excited about our first three restaurants in China.  Overall, we are confident in the long-term growth prospects for each of our three iconic brands, and remain focused on providing a great guest experience while driving franchisee profitability."

Consolidated Operational Highlights	Three Months Ended March 31,
	2019	2018
	(Unaudited)
System-wide Sales Growth
TH	0.5%	2.1%
BK	8.2%	11.3%
PLK	6.8%	10.9%
Consolidated	6.4%	9.2%
System-wide Sales (in US$ millions)
TH	$1,547	$1,608
BK	$5,289	$5,149
PLK	$955	$903
Consolidated	$7,791	$7,660
Net Restaurant Growth
TH	1.9%	2.8%
BK	5.7%	6.9%
PLK	6.6%	6.7%
Consolidated	5.1%	6.1%
System Restaurant Count at Period End
TH	4,866	4,774
BK	17,823	16,859
PLK	3,120	2,926
Consolidated	25,809	24,559
Comparable Sales
TH	(0.6)%	(0.3)%
BK	2.2%	3.8%
PLK	0.6%	3.2%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2019	2018
	(Unaudited)
Total Revenues	$1,266	$1,254
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$246	$279
Diluted Earnings per Share	$0.53	$0.59

TH Adjusted EBITDA(1)	$237	$245
BK Adjusted EBITDA(1)	$222	$214
PLK Adjusted EBITDA(1)	$41	$39
Adjusted EBITDA(2)	$500	$498

Adjusted Net Income(2)	$255	$314
Adjusted Diluted Earnings per Share(2)	$0.55	$0.66

	As of March 31,
	2019	2018
	(Unaudited)
LTM Free Cash Flow(2)	$1,346	$951
Net Debt	$11,364	$11,415
Net Leverage(2)	5.1x	5.2x

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)
Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Effective January 1, 2019, we adopted the new lease accounting standard ("New Standard"). Our consolidated financial statements for 2019 reflect the application of the New Standard, while our consolidated financial statements for 2018 were prepared under the guidance of the previously applicable lease accounting standard (“Previous Standard”).
The most significant changes of this adoption that affect comparability of our results of operations between 2019 and 2018 are summarized as follows:

•
Under the Previous Standard, we did not reflect reimbursements of property tax and maintenance costs from lessees and sublessees or related costs in our Consolidated Statement of Operations or segment results. Under the New Standard, property tax and maintenance costs and related reimbursements from lessees and sublessees are reported on a gross basis in our Consolidated Statement of Operations and segment results. Although there is no net impact to Net Income Attributable to Common Shareholders and Noncontrolling Interests or Adjusted EBITDA from this change, the presentation resulted in a total increase of $34 million in franchise and property revenues and franchise and property expenses.

•
Additionally, the New Standard requires the reclassification of favorable lease assets and unfavorable lease liabilities to the right-of-use asset recorded for the underlying lease.  As a result , the amortization period for certain lease assets and liabilities was reduced, resulting in a year-over-year increase of approximately $2 million in non-cash amortization in the three months ended March 31, and expect a full year increase of approximately $10 million in 2019 compared to 2018. Amortization of favorable and unfavorable leases is classified as depreciation and amortization and is excluded from segment income. This impact is expected to decrease significantly over the following few years as leases tied to the increased amortization are renewed or expire.  The estimated impact is based on our existing lease portfolio as of December 31, 2018.

The implementation of the New Standard also impacted our Consolidated Balance Sheets, the most significant of which was the recognition of approximately $1.1 billion of operating lease liabilities and related right-of-use assets on January 1, 2019. Additionally, “capital leases” have been renamed as “finance leases” under the New Standard, with no material changes in accounting.
The year-over-year change in Total Revenues on a GAAP basis was primarily driven by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by system-wide sales growth.
The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the first quarter was primarily driven by an increase in income tax expense resulting from a reduced tax benefit of equity based compensation as compared to the prior year.
The year-over year change in Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth, partially offset by timing of advertising revenues and expenses.
TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	0.5%	2.1%
System-wide Sales	$1,547	$1,608
Comparable Sales	(0.6)%	(0.3)%

Net Restaurant Growth	1.9%	2.8%
System Restaurant Count at Period End	4,866	4,774

Sales	$483	$508
Franchise and Property Revenues	$266	$255
Total Revenues	$749	$763

Cost of Sales	$372	$396
Franchise and Property Expenses	$87	$70
Segment SG&A	$82	$82
Segment Depreciation and Amortization	$26	$26
Adjusted EBITDA(1)(3)	$237	$245

(3)	TH Adjusted EBITDA includes $3 million of cash distributions received from equity method investments for the three months ended March 31, 2019 and 2018.

For the first quarter of 2019, system-wide sales growth was primarily driven by net restaurant growth of 1.9%. Comparable sales were (0.6)%, including Canada comparable sales of (0.4)%.

The year-over-year change in GAAP Total Revenues was primarily driven by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by a decrease in company restaurant revenues (VIE deconsolidation and refranchisings), partially offset by system-wide sales growth.

The year-over-year change in Adjusted EBITDA was primarily driven by FX movements, however, on an organic basis Adjusted EBITDA was primarily driven by system-wide sales growth, partially offset by timing of advertising revenues and expenses.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	8.2%	11.3%
System-wide Sales	$5,289	$5,149
Comparable Sales	2.2%	3.8%

Net Restaurant Growth	5.7%	6.9%
System Restaurant Count at Period End	17,823	16,859

Sales	$19	$19
Franchise and Property Revenues	$392	$371
Total Revenues	$411	$390

Cost of Sales	$18	$16
Franchise and Property Expenses	$43	$32
Segment SG&A	$141	$140
Segment Depreciation and Amortization	$13	$12
Adjusted EBITDA(1)(4)	$222	$214

(4) BK Adjusted EBITDA includes $1 million of cash distributions received from equity method investments for the three months ended March 31, 2019 and 2018.

For the first quarter of 2019, system-wide sales growth was driven by net restaurant growth of 5.7% as well as comparable sales of 2.2%, including US comparable sales of 0.4%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth. This is partially offset by FX movements on a GAAP basis.

The year-over-year change in Adjusted EBITDA and Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	6.8%	10.9%
System-wide Sales	$955	$903
Comparable Sales	0.6%	3.2%

Net Restaurant Growth	6.6%	6.7%
System Restaurant Count at Period End	3,120	2,926

Sales	$20	$21
Franchise and Property Revenues	$86	$80
Total Revenues	$106	$101

Cost of Sales	$16	$17
Franchise and Property Expenses	$3	$2
Segment SG&A	$49	$46
Segment Depreciation and Amortization	$3	$3
Adjusted EBITDA(1)	$41	$39

For the first quarter of 2019, system-wide sales growth was driven by net restaurant growth of 6.6%. Comparable sales were 0.6%, including US comparable sales of 0.4%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth partially offset by a decrease in company restaurant revenue (related to refranchisings).

The year-over-year change in Adjusted EBITDA and Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of March 31, 2019, total debt was $12.3 billion, net debt (total debt less cash and cash equivalents of $0.9 billion) was $11.4 billion, and net leverage was 5.1x. The RBI Board of Directors has declared a dividend of $0.50 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2019. The dividend will be payable on July 3, 2019 to shareholders and unitholders of record at the close of business on June 17, 2019.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, April 29, 2019, to review financial results for the first quarter ended March 31, 2019. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. ("RBI") is one of the world's largest quick service restaurant companies with more than $30 billion in system-wide sales and over 25,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years. To learn more about RBI, please visit the company's website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our comparable sales performance; our expectations and belief regarding the long-term growth prospects for our brands; our expectations regarding our strategic initiatives, product pipeline, and the timing and geography of new product launches; our expectations regarding our restaurant pipeline and growth prospects in key markets; our estimates regarding the impact of changes in accounting and our transition to the New Standard; and our expectations regarding the timing of capital expenditures. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; and changes in applicable tax laws or interpretations thereof. With respect to our comparable sales performance, our month to date results may not be indicative of our full quarter results based on factors within and outside of our control, including those factors set forth or referred to above. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Sales	$522	$548
Franchise and property revenues	744	706
Total revenues	1,266	1,254
Operating costs and expenses:
Cost of sales	406	429
Franchise and property expenses	133	104
Selling, general and administrative expenses	312	301
(Income) loss from equity method investments	(2)	(14)
Other operating expenses (income), net	(17)	13
Total operating costs and expenses	832	833
Income from operations	434	421
Interest expense, net	132	140
Income before income taxes	302	281
Income tax expense	56	2
Net income	246	279
Net income attributable to noncontrolling interests	111	131
Net income attributable to common shareholders	$135	$148
Earnings per common share
Basic	$0.53	$0.60
Diluted	$0.53	$0.59
Weighted average shares outstanding
Basic	252	246
Diluted	467	474
Cash dividends declared per common share	$0.50	$0.45

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$902	$913
Accounts and notes receivable, net of allowance of $14 and $14, respectively	441	452
Inventories, net	74	75
Prepaids and other current assets	63	60
Total current assets	1,480	1,500
Property and equipment, net of accumulated depreciation and amortization of $645 and $704, respectively	2,011	1,996
Operating lease assets	1,148	—
Intangible assets, net	10,427	10,463
Goodwill	5,555	5,486
Net investment in property leased to franchisees	50	54
Other assets, net	622	642
Total assets	$21,293	$20,141
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$451	$513
Other accrued liabilities	689	637
Gift card liability	112	167
Current portion of long term debt and finance leases	94	91
Total current liabilities	1,346	1,408
Term debt, net of current portion	11,747	11,823
Finance leases, net of current portion	287	226
Operating lease liabilities, net of current portion	1,046	—
Other liabilities, net	1,531	1,547
Deferred income taxes, net	1,563	1,519
Total liabilities	17,520	16,523
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2019 and December 31, 2018; 253,828,112 shares issued and outstanding at March 31, 2019; 251,532,493 shares issued and outstanding at December 31, 2018	1,812	1,737
Retained earnings	692	674
Accumulated other comprehensive income (loss)	(775)	(800)
Total Restaurant Brands International Inc. shareholders’ equity	1,729	1,611
Noncontrolling interests	2,044	2,007
Total shareholders’ equity	3,773	3,618
Total liabilities and shareholders’ equity	$21,293	$20,141

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$246	$279
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	47	47
Amortization of deferred financing costs and debt issuance discount	7	7
(Income) loss from equity method investments	(2)	(14)
Loss (gain) on remeasurement of foreign denominated transactions	(15)	16
Net (gains) losses on derivatives	(20)	2
Share-based compensation expense	22	13
Deferred income taxes	38	(19)
Other	3	4
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	14	15
Inventories and prepaids and other current assets	(13)	(7)
Accounts and drafts payable	(69)	(73)
Other accrued liabilities and gift card liability	(126)	(374)
Tenant inducements paid to franchisees	—	(2)
Other long-term assets and liabilities	22	(5)
Net cash provided by (used for) operating activities	154	(111)
Cash flows from investing activities:
Payments for property and equipment	(5)	(7)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	4	2
Settlement/sale of derivatives, net	11	3
Other investing activities, net	1	4
Net cash provided by (used for) investing activities	11	2
Cash flows from financing activities:
Repayments of long-term debt and finance leases	(23)	(22)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(207)	(97)
Payments in connection with redemption of preferred shares	—	(34)
Proceeds from stock option exercises	42	25
Other financing activities, net	6	—
Net cash (used for) provided by financing activities	(182)	(128)
Effect of exchange rates on cash and cash equivalents	6	(8)
Increase (decrease) in cash and cash equivalents	(11)	(245)
Cash and cash equivalents at beginning of period	913	1,097
Cash and cash equivalents at end of period	$902	$852
Supplemental cash flow disclosures:
Interest paid	$140	$129
Income taxes paid	$45	$304

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended March 31,
KPIs by Market	2019	2018
System-wide Sales Growth
TH - Canada	0.5%	2.3%
TH - Rest of World	0.9%	0.9%
TH - Global	0.5%	2.1%

BK - US	1.6%	5.9%
BK - Rest of World	14.3%	16.1%
BK - Global	8.2%	11.3%

PLK - US	5.5%	8.7%
PLK - Rest of World	15.7%	26.7%
PLK - Global	6.8%	10.9%

System-wide Sales (in US$ millions)
TH - Canada	$1,342	$1,404
TH - Rest of World	$205	$204
TH - Global	$1,547	$1,608

BK - US	$2,381	$2,344
BK - Rest of World	$2,908	$2,805
BK - Global	$5,289	$5,149

PLK - US	$823	$780
PLK - Rest of World	$132	$123
PLK - Global	$955	$903

Comparable Sales
TH - Canada	(0.4)%	0.1%
TH - Rest of World	(2.4)%	(3.0)%
TH - Global	(0.6)%	(0.3)%

BK - US	0.4%	4.2%
BK - Rest of World	3.8%	3.4%
BK - Global	2.2%	3.8%

PLK - US	0.4%	2.3%
PLK - Rest of World	2.0%	10.7%
PLK - Global	0.6%	3.2%

	As of March 31,
KPIs by Market	2019	2018
Net Restaurant Growth
TH - Canada	1.2%	2.5%
TH - Rest of World	5.3%	4.2%
TH - Global	1.9%	2.8%

BK - US	0.8%	1.3%
BK - Rest of World	9.4%	11.5%
BK - Global	5.7%	6.9%

PLK - US	5.4%	5.9%
PLK - Rest of World	10.6%	9.2%
PLK - Global	6.6%	6.7%

Restaurant Count
TH - Canada	3,971	3,924
TH - Rest of World	895	850
TH - Global	4,866	4,774

BK - US	7,280	7,225
BK - Rest of World	10,543	9,634
BK - Global	17,823	16,859

PLK - US	2,357	2,236
PLK - Rest of World	763	690
PLK - Global	3,120	2,926

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2019	2018
Segment SG&A TH(1)	$82	$82
Segment SG&A BK(1)	141	140
Segment SG&A PLK(1)	49	46
Share-based compensation and non-cash incentive compensation expense	25	15
Depreciation and amortization(2)	5	6
PLK Transaction costs	—	5
Corporate restructuring and tax advisory fees	6	7
Office centralization and relocation costs	4	—
Selling, general and administrative expenses	$312	$301

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2019	2018
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$3	$2
Litigation settlements (gains) and reserves, net	—	(6)
Net losses (gains) on foreign exchange(4)	(15)	16
Other, net	(5)	1
Other operating expenses (income), net	$(17)	$13

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of March 31, 2019 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, while LTM Adjusted EBITDA as of March 31, 2018 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017.  A reconciliation of Adjusted EBITDA for each of those quarters were included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on February 11, 2019, October 23, 2018, August 1, 2018, and April 24, 2018.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. Additionally, for comparability purposes, we are calculating organic growth under Previous Standards for both periods presented.

Free Cash Flow is the total of Cash Flow for Operations minus Payments for Property and Equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Commencing in the first quarter of 2019, we changed our calculation of Free Cash Flow to be defined as Cash Flow for Operations minus Payments for Property and Equipment, as management believes that the other components of Cash Flow from Investing that were previously included in the definition (such as restaurant closures/refranchisings and settlement of derivatives) are not core to the business and are subject to significant quarterly fluctuations.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended March 31, 2019
(Unaudited)

					Impact of	Impact of FX
	Actual		Q1 '19 vs. Q1 '18		New Standard	Movements	Organic Growth
(in US$ millions)	Q1 '19	Q1 '18	$	%	$	$	$	%
Revenue
TH	$749	$763	$(14)	(1.8)%	$21	$(33)	$(2)	(0.3)%
BK	$411	$390	$21	5.3%	$13	$(12)	$20	5.5%
PLK	$106	$101	$5	5.1%	$—	$—	$5	5.1%
Total Revenues	$1,266	$1,254	$12	1.0%	$34	$(45)	$23	2.0%
Adjusted EBITDA
TH	$237	$245	$(8)	(3.3)%	$—	$(11)	$3	1.1%
BK	$222	$214	$8	3.9%	$—	$(11)	$19	9.6%
PLK	$41	$39	$2	5.4%	$—	$—	$2	6.3%
Adjusted EBITDA	$500	$498	$2	0.5%	$—	$(22)	$24	5.1%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2019	2018
Segment income:
TH	$237	$245
BK	222	214
PLK	41	39
Adjusted EBITDA	500	498
Share-based compensation and non-cash incentive compensation expense(1)	25	15
PLK Transaction costs(2)	—	5
Corporate restructuring and tax advisory fees(3)	6	7
Office centralization and relocation costs(4)	4	—
Impact of equity method investments(5)	1	(10)
Other operating expenses (income), net	(17)	13
EBITDA	481	468
Depreciation and amortization	47	47
Income from operations	434	421
Interest expense, net	132	140
Income tax expense(6)	56	2
Net income	$246	$279

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2019	2018
Net income	$246	$279
Income tax expense(6)	56	2
Income before income taxes	302	281
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	7	7
Interest expense and loss on extinguished debt(7)	3	3
PLK Transaction costs(2)	—	5
Corporate restructuring and tax advisory fees(3)	6	7
Office centralization and relocation costs(4)	4	—
Impact of equity method investments(5)	1	(10)
Other operating expenses (income), net	(17)	13
Total adjustments	12	33
Adjusted income before income taxes	314	314
Adjusted income tax (benefit) expense(6)(8)	59	—
Adjusted net income	$255	$314
Adjusted diluted earnings per share	$0.55	$0.66
Weighted average diluted shares outstanding	467	474

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2019	March 31, 2018
Term debt, net of current portion	$11,747	$11,788
Finance leases, net of current portion	287	237
Current portion of long term debt and finance leases	94	79
Unamortized deferred financing costs and deferred issue discount	138	163
Total debt	12,266	12,267

Cash and cash equivalents	902	852
Net debt	11,364	11,415
LTM adjusted EBITDA	2,214	2,201
Net leverage	5.1x	5.2x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2019	2018	2017	2018	2017	2019	2018
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by (used for) operating activities	$154	$(111)	$289	$1,165	$1,391	$1,430	$991
Payments for property and equipment	(5)	(7)	(4)	(86)	(37)	(84)	(40)
Free cash flow	$149	$(118)	$285	$1,079	$1,354	$1,346	$951

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2018 and 2019 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses.

(3)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including Treasury regulations proposed in late 2018.

(4)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(6)
Our effective tax rate was reduced by 4.1% and 22.7% for the three months ended March 31, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 3.9% and 20.3% for the three months ended March 31, 2019 and 2018, respectively, as a result of benefits from stock option exercises.

(7)	Represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(8)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.